UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2023

CSI Compressco LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Hughes Landing Boulevard, Suite 200
The Woodlands,	TX	77380
(Address of Principal Executive Offices, and Zip Code)

(832) 365-2257
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On October 19, 2023, the Board of Directors of CSI Compressco GP LLC, the general partner of CSI Compressco LP (the “Partnership”), declared a cash distribution attributable to the quarter ended September 30, 2023 of $0.01 per outstanding common unit, or $0.04 per outstanding common unit on an annualized basis. This cash distribution will be paid on November 14, 2023 to all common unitholders of record as of the close of business on October 30, 2023.

On October 19, 2023, the Partnership announced that it plans to publicly release its third quarter financial results on Thursday, November 2, 2023, and hold a conference call at 10:30 a.m. Eastern Time on that day to discuss the financial results.

A copy of the news release announcing the cash distribution is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	News Release dated October 19, 2023 issued by CSI Compressco LP.
104	Cover page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP LLC,
its general partner

By:	/s/John E. Jackson
John E. Jackson
Chief Executive Officer

Date: October 20, 2023